SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[ X ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[	] Definitive Proxy Statement
[	] Definitive Additional Materials
[	] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

LITTLEFIELD CORPORATION

(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[	] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[	] Fee paid previously with preliminary materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

11:00 AM CDT, May 21, 2008

The Annual Meeting of Stockholders of Littlefield Corporation will be held on May 21, 2008, at 11:00 AM CDT, for the following purposes:

1.	To elect members to our Board of Directors;

2.	To ratify the appointment of Padgett, Stratemann & Co. LLP. as our independent auditors for 2008;

3.	To approve an increase in authorized shares of common stock to 40,000,000 shares;

4.	To provide an advisory vote on the compensation of the President and CEO and our Directors, and

5.	To consider such other matters as may properly come before the meeting or any adjournment of the meeting.

Only holders of record of our common stock at the close of business on March 24, 2008, will be entitled to notice or to vote at the meeting or any adjournment of the meeting. The stock transfer books will remain open.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to ensure that your shares are represented at the meeting. If you receive more than one proxy card, it is an indication that your shares are registered in more than one account. Please complete, date and sign each proxy card you receive. You may revoke your proxy at any time before it is voted. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

Enclosed with these proxy materials is a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey L. Minch
President, CEO

Director

April 21, 2008

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Littlefield Corporation to be held on:

Wednesday, May 21, 2008, at 11:00 AM CDT,

and at any adjournment thereof, for the purposes set forth in this Proxy Statement.

The meeting will be held at:

Littlefield Corporation

2501 North Lamar Blvd.

Austin, Texas 78705.

This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 21, 2008.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

Each share is entitled to one vote per Director in the election of Directors and one vote in all other matters to be voted upon at the meeting. Shareholders of record as of the close of business at 5:00 P.M. March 24, 2008, are the only persons entitled to vote at this meeting. At the close of business on March 24, 2008, 11,524,622 shares of our common stock were outstanding, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, will constitute a quorum.

All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement, and at the proxy holders’ discretion on any other matter that may properly come before the meeting. Any stockholder may revoke a proxy given pursuant to this solicitation at any time before it is voted. A stockholder may revoke his or her proxy by voting in person at the meeting or submitting to our Secretary at the meeting a subsequently dated proxy. In addition, a stockholder may revoke his or her proxy by notifying our secretary either in writing prior to the meeting or in person at the meeting. Revocation is effective only upon receipt of such notice by the Secretary.

We are not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the meeting, the proxy holders named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

HOW TO VOTE YOUR SHARES

There are four ways to vote your shares.

1.	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site listed above and follow the instructions to obtain your records and to create an electronic voting instruction form.

2.	VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

3.	VOTE BY MAIL

Mark, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided or return it to LITTLEFIELD CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4.	ATTEND THE ANNUAL MEETING AND VOTE IN PERSON

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), but will not be able to vote your shares on any other proposal, and your shares will be considered a “broker non-vote” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

SOLICITATION

The costs of preparing, assembling and mailing the proxy materials will be borne by our Company. Certain of our officers, Directors and employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock.

ELECTION OF DIRECTORS

Our Board currently consists of five Directors which shall increase to six as a result of this election. All current members of the Board have been nominated for re-election. The nominees for election at the meeting shall, if elected, serve on the Board for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. The Board elects our officers annually following the Annual Meeting of Stockholders.

The Directors shall be elected by a plurality of the votes cast at the meeting. A “plurality” means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be elected at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors. The proxy holders named as proxies in the accompanying proxy intend to vote FOR the election of the nominees identified below. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as our existing Board of Directors may recommend.

The table below sets forth certain information about the nominees, including the nominee’s age, position with our Company and length of time served as a member of the Board. Five of the nominees are currently serving as Directors.

Name	Age	Position with the Company	Director Since
Jeffrey L. Minch	57	Director, President and Chief Executive Officer	July 1999
Carlton R. Williams, Jr.	50	Director, Chairman of the Board	May 2003
Alfred T. Stanley	54	Director	May 2004
Michael L. Wilfley Lanny R. Chiu	52 30	Director Director	May 2004 May 2007
Charles M. Gillman	38	Nominee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth the name and a brief description of the principal occupation and business experience for at least the preceding five years for each of the nominees for election to the Board of Directors and the executive officers of our Company. None of the Directors or executive officers is related. Individuals are listed in alphabetical order.

Jeffrey L. Minch, 57, is currently serving as a Director, President and Chief Executive Officer. As a member of the Company’s management, Mr. Minch is not an independent Director.

Mr. Minch is a distinguished graduate of the Virginia Military Institute in civil engineering with graduate education in Finance.

Mr. Minch co-founded, grew, and profitably sold a commercial real estate company, Littlefield Real Estate Company. As President and Chief Executive Officer, Mr. Minch planned and executed the strategy that Littlefield Real Estate Company utilized to grow from a start up in 1984 to one of the largest commercial real estate companies in Texas. In 1996, Mr. Minch sold Littlefield’s substantial office, apartment and warehouse portfolios, in three transactions, over a five-month period.

From 1996 to 1999, Mr. Minch was a private investor and is now a major shareholder of our Company, currently beneficially owning approximately 27% of our outstanding shares.

Mr. Minch has been active in charitable functions and has served as a Director of a number of local charities. He currently serves on the Board of Directors of the Virginia Military Institute Foundation.

Alfred T. Stanley, 54, is currently serving as a Director, Chairman of the compensation committee and a member of the audit committee. He is an independent Director. He is a shareholder of the Company.

Mr. Stanley is a graduate of Dartmouth College with a Bachelors of Arts degree. He received a Master of Science in Statistics from the University of Texas and was inducted into the Phi Kappa Phi Honor Society.

He founded Alfred Stanley & Associates in 1982 and has provided fundraising and consulting services to Texas candidates, office holders and non-profits. In 2007, he co-founded Stanley-Garrison & Associates to continue and expand that practice. He was the Texas Political Director for Senator Bill Bradley’s 2000 Presidential campaign.

Between 1996 and 2006, Mr. Stanley owned, managed and profitably sold commercial properties in downtown Austin.

He has served as a Director of Stereographics Corporation, a California based manufacturer of computer peripherals and Toddler U, Inc., a manufacturer of children’s’ shoes. He is an organizer of One Earth Bank in Austin.

He lives with his wife, Kathleen, and their three children in Austin, Texas.

Michael L. Wilfley,  52 , is currently serving as a Director and Chairman of the audit committee and member of the nominating and compensation committees.  He is an independent Director.  He is a shareholder of the Company.

Mr. Wilfley has served as the Chief Financial Officer of Grande Communications, Inc. since July, 2000, where he is responsible for a staff of  82  that includes all finance, treasury, purchasing , Information technology and accounting functions.  Grande provides bundled telephone, cable and internet services to residential and small business customers in six Texas cities and has invested equity of over $500,000,000.  Mr. Wilfley successfully participated in the company’s raising over $193, 000,000 in high yield debt to finance the continued build out of its systems.

Mr. Wilfley, while Chief Financial Officer of Thrifty Call, Inc. from January 1998 to July 2000, oversaw the acquisition of Thrifty Call, Inc. by Grande Communications and had primary responsibility for the selection of an investment banker and the evaluation of alternative capital structures.

Mr. Wilfley is an experienced Chief Financial Officer having served in that capacity since the late 1980s.  He is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants, National Association of Corporate Directors and Financial Executives International. He is a graduate of the University of Texas at Austin and a past President of the Austin Area Texas Exes of the Alumni Association of the University of Texas.

Mr. Wilfley is a veteran and was an Eagle Scout.  He lives in Austin, Texas and is married with two daughters.

Carlton R. Williams, 50, is currently serving as a Director, Chairman of the Board and a member of the compensation and nominating committees. He is an independent Director. Mr. Williams is a shareholder of the Company.

Mr. Williams is a founding principal of Herron Williams, LLC, forming the company in January 2000.

Prior to that, Mr. Williams was a partner in Littlefield Real Estate Company for over eleven years. During that time period, he leased and managed an office portfolio in excess of 1,000,000 square feet located both in the Central Business District, Southwest, and Northwest suburban markets.

Mr. Williams also has extensive experience in business planning, financial analysis, and acquisitions and disposition analysis. He was formerly a Certified Public Accountant but currently does not practice accounting nor maintain that certification. Mr. Williams received his MBA from the University of Texas at Austin with a concentration in finance.

Lanny R. Chiu, 30, is a Director and serves as Chairman of the nominating committee and a member of the audit committee. He is an independent Director.

Since September 2005, Mr. Chiu has been a senior analyst at Value Fund Advisors, LLC, Tulsa, Oklahoma. From August 2005 to August 2006, he was a Second Vice President of the Equity Investors Group of New York Life Investment Management.

From August 2002 until March 2004, he served as a senior analyst at RISConsulting, a boutique investment bank. From September 2000 to June 2002, he was a business analyst for McKinsey & Company.

Mr. Chiu received a Masters of Science in Financial Engineering from Columbia University in 2005 and a Bachelors Degree in Economics from the Massachusetts Institute of Technology in 2000.

Mr. Chiu was recommended for nomination and election to our Board by Value Fund Advisors, LLC under the terms of a stock purchase agreement between the Company and Value Fund Advisors. See Certain Relationships and Related Transactions, page 15.

Charles M. Gillman, 38, is a nominee for Director. If elected, he will be an independent member of the Board of Directors.

Mr. Gillman is the Senior Managing Member of Value Fund Advisors, LLC and of the Boston Avenue Capital group of private investment partnerships. Boston Avenue has an extremely research-intensive investment process and maintains research offices in Tulsa, Chennai, Santa Monica, New York, and San Diego.

Mr. Gillman founded Boston Avenue Capital in 2001.

Prior to 2001, Mr. Gillman served a number of industries as a strategy consultant at McKinsey and Company and held positions in the investing industry. Mr. Gillman received a bachelor's degree from the Wharton School in 1992.

Mr. Gillman was born in Nyack, New York, in 1970.

Mr. Gillman was recommended for nomination and election to our Board by Value Fund Advisors, LLC under the terms of a stock purchase agreement between the Company and Value Fund Advisors. See Certain Relationships and Related Transactions, page 15.

Other Executive Officers

Richard S. Chilinski, 56, has served as Executive Vice-President and Chief Financial Officer (CFO) since July 2006. Mr. Chilinski is an experienced financial executive having held senior financial positions since the early 1980s in public accounting, manufacturing, services, consulting and high technology companies.

Prior to joining the Company, he served as Vice President and CFO for Spohn & Associates, Inc., a professional services network consulting company from 2003 to 2006; Vice President CFO of Navicent Technologies, Inc., a technology start-up in 2001; Senior Vice President, Chief Financial Officer and Assistant Secretary of XeTel Corporation, an electronics manufacturing services provider from 1995 to 2000. Mr. Chilinski has held other senior financial management positions at IBM PC Company as Controller, Vice President Finance of TN Technologies, a subsidiary of Baker Hughes, and various corporate and divisional financial management positions at Bausch & Lomb, Inc. and served as an auditor and consultant at Peat, Marwick (KPMG).

He is a non-registered CPA in New York state and received a Masters in Business Administration from the William E. Simon School of Management at the University of Rochester.

Michael J. Lindley, 43, has served as Senior Vice President, Director of Capital Transactions since August 2006.

Mr. Lindley possesses over 20 years of acquisition and investment banking experience and is responsible for overseeing the acquisition of new bingo halls and new business initiatives.

Prior to joining the Company, Mr. Lindley was an investment banker with Focus Strategies, a regional investment/merchant banking firm in Austin, Texas from 2005 to 2006. Mr. Lindley also co-founded and served as Chief Executive Officer and Chairman of Hotlink, Inc., a leading provider of web-based software marketing automation and branded merchandise from 1997 to 2005. Preceding his tenure at Hotlink, Michael worked as Director of Corporate Development and Investor Relations for Norwood Promotional Products, the largest publicly traded promotional products company in the U.S. From 1992 to 1995, Mr. Lindley was Director of Capital Markets and Acquisitions for Littlefield Real Estate Company, a $250 million privately held REIT. Michael began his career as an Investment Banker in New York at Merrill Lynch in the Merger & Acquisitions/Merchant Banking Department.

Mr. Lindley received his BA in Economics/Finance from The University of Texas at Austin and completed the Executive Education Program at the Stanford Graduate School of Business.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

The following table sets forth for the fiscal years ended December 31, 2007, 2006 and 2005, the compensation for the Company’s named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(3)	Bonus (4)	Option Awards (5)	Non-Qualified Deferred Compensation Earnings(6)	All Other Compen- sation(7)	Total
Jeffrey L. Minch Director, President, and CEO	2007	$200,000	$100,000	-0-	$24,000	$18,227	$342,227
	2006	$200,000	$50,000	-0-	$24,000	$23,580	$297,580
	2005	$160,000	-0-	-0-	-0-	11,580	$171,580

Richard S. Chilinski, EVP and CFO (1)	2007	$135,000	$25,000	-0-	-0-	-0-	$160,000
	2006	$54,619	-0-	-0-	-0-	-0-	$54,619

Michael J. Lindley SVP (2)	2007	$115,450	$25,000	-0-	-0-	-0-	$140,450
	2006	$42,019	-0-	-0-	-0-	-0-	$42,019

Troy D. Zinn, Controller	2007	$101,346	$5,000	$14,495	-0-	-0-	$120,841
	2006	$85,519	$15,000	$14,495	-0-	-0-	$115,014
	2005	$79,500	$10,200	$14,495	-0-	-0-	$104,195

(1)	Mr. Chilinski joined the Company in July 2006 as Executive Vice President and Chief Financial Officer.

(2) Mr. Lindley joined the Company in August 2006 as Senior Vice President, Director of Capital Transactions.

(3) Salary amounts include base salary and payments of accrued vacation.

(4)	Bonus amounts for each year include bonus amounts to be paid for services rendered in that year.

(5) The dollar value of the option awards is the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to that year. These dollar amounts reflect LTFD’s accounting expense for these option awards and may not correspond to the actual value that will be recognized by the named executives. In 2007, no option awards were granted to the named executive officers or directors. In 2006, option awards were made only to directors. For information on the valuation assumptions with respect to option grants made prior to 2007 which are included in the calculation, please refer to the assumptions for (i) fiscal year ended December 31, 2006 stated in Note 1: Summary of Significant Accounting Polices – Stock Based Compensation to LTFD’s audited financial statements for the fiscal year ended December 31, 2006, included in LTFD’s Annual Report on Form 10-KSB filed with the SEC on April 2, 2007, and (ii) fiscal year ended December 31, 2005 stated in Note 1: Summary of Significant Accounting Polices – Stock Based Compensation to LTFD’s audited financial statements for the fiscal year ended December 31, 2005, included in LTFD’s Annual Report on Form 10-KSB/A filed with the SEC on August 31, 2006.

(6)	Represents deferred compensation to be paid for services rendered in that year.
(7)	Represents fringe benefits and Company services as provided in Mr. Minch’s employment agreement. See Employment Contracts, Termination of Employment and Change of Control Arrangements, page 12.

Stock Options

During the years ended December 31, 2007 and 2006, we did not grant to our employees, including named executives, options to purchase shares of common stock. Mr. Minch has no options issued by the Company to purchase common stock.

Outstanding Equity Awards at Fiscal 2007 Year-End

OPTION AWARDS

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Vesting Commencement Date
Troy D. Zinn Controller	-0-	60,000	$0.51	01/02/2015	01/03/2005

(1) These remaining options were granted under the 2002 Stock Option Plan. These options vest at 25% of the original award of 120,000 options (adjusted for the stock dividend in 2006) annually over a four year vesting period.

Option Exercises

For the Fiscal Year Ended December 31, 2007

Named Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Troy D. Zinn Controller	60,000	$56,500

(1)	These amounts equal the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Compensation of Directors

The following table shows the compensation of our four non-employee Directors during 2007.

Name	Fees Paid in Cash (1)	Option Awards	Total
Alfred T. Stanley	$20,000	$0	$20,000
Michael L. Wilfley	$20,000	$0	$20,000
Carlton R. Williams	$20.000	$0	$20,000
Lanny R. Chiu	$15,500	$0	$15,500

(1)	Non-employee Directors receive an annual retainer of $2,000 and a quarterly payment fee of $4,500. During the fiscal year ended December 31, 2007 no options were granted to Directors.

We reimburse the Directors for travel expenses incurred in connection with attending meetings of the Board and committees. They may also be reimbursed an hourly fee for special projects.

Employment Contracts, Termination of Employment and Change in Control Arrangements

During 2006, the Company entered into a new employment agreement with President and CEO Jeffrey L. Minch. The new agreement became effective as of January 1, 2006, and terminates December 31, 2008. The agreement provides for us to pay Mr. Minch an annual base salary of $200,000 which shall be reviewed annually. In addition to his salary, the Company will pay Mr. Minch a monthly car allowance of $600, and country club membership fees, which were $365 per month. Mr. Minch may receive up to $25,000 of Company services annually, and the Company has agreed to pay $2,000 per month of deferred compensation.

The agreement also calls for our Board of Directors to nominate Mr. Minch to serve as a Director on the Board each year he is our President and CEO; however Mr. Minch will not receive any additional compensation for serving as a Director.

According to the agreement, Mr. Minch is entitled to annual consideration for a performance bonus decided by the Board and will take into consideration the financial performance and financial position of the Company.

As part of the agreement, Mr. Minch is eligible to receive options to purchase shares of the Company’s common stock or restricted stock contingent upon an appropriate plan being in place at the time of the award. If for any reason, the appropriate plan is not in place, then an equitable arrangement will be made by the Board to create a similar compensation element as a part of this agreement.

The agreement defines amounts to be paid to Mr. Minch if he personally guarantees the obligations of the Company and provides for an administrative assistant.

The agreement provides for the payment of a severance package upon a change in control of the Company, termination without cause, death or disability. The severance includes payment of one year base salary, car allowance, club membership, and amounts due in the deferred compensation account, guaranty fees and the acceleration of unvested stock-based compensation. Mr. Minch may terminate the agreement in his absolute discretion upon ninety days written notice to us without eligibility for severance.

In the event we are sold to or merged with another company, the agreement would terminate automatically. If such a sale or merger results in our shareholders receiving a value of at least $3.00 per share, the agreement provides that Mr. Minch shall be entitled to receive 500,000 shares of our common stock immediately prior to the consummation of any such sale or merger.

The agreement also contains confidentiality, deferral of compensation and other standard provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership and changes in ownership. Such officers, Directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and Directors that no other reports were required with respect to the year ended December 31, 2007, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 24, 2008, by:

1.	each executive officer, including the named executive officers listed in the Summary Compensation Table above;

2.	each Director and nominee for Director;

3.	all of the executive officers and Directors as a group; and,

4.	each person or entity known to us to own more than five percent of the outstanding common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Number of Exercisable Options	Percent of Class (1)
Jeffrey L. Minch (2) (3)	3,067,325	-0-	26.6%
Value Fund Advisors, LLC (4)	2,329,921	-0-	20.2%
Tempe C. Minch (2) (3)	632,760	-0-	5.5%
Carlton Williams (5)	93,970	36,621	1.1%
Alfred T. Stanley (6)	3,600	24,910	*
Michael L. Wilfley (7)	3,120	24,910	*
Richard S. Chilinski (3)	-0-	-0-	*
Michael J. Lindley (3)	55,660	-0-	*
Troy D. Zinn (3)	20,000	-0-	*
Current named executive officers and Directors of the Company as a group (8 persons)	5,573,596	86,441	48.7%

(1)

Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding the number of exercisable options for that person to the number of total shares outstanding, and dividing that result into the total number of shares and exercisable options owned by that person. On March 24, 2008, we had 11,524,622 shares of common stock issued and outstanding. An asterisk (*) indicates less than 1% ownership.

Includes shares which the listed shareholder has the right to acquire from options as follows: Mr. Williams 36,621 shares; Mr. Stanley 24,910 shares; and Mr. Wilfley 24,910 shares.

(2)

Mr. Minch controls and/or beneficially owns a total of 3,067,325 shares. Shares include 49,000 shares held in a trust for non-immediate family members. Mr. Minch disclaims beneficial ownership of the shares owned by his wife in the amount of 632,760 shares.

(3)	Address is: 2501 North Lamar Blvd. Austin, Texas 78705

(4)

Address is: 15 East 5th St., Suite 3200, Tulsa, OK 74103. Includes shares held by affiliates of Value Fund Advisors, LLC (“VFA”). VFA has entered into certain agreements with the Company regarding sale of, and voting of, Company stock owned by VFA. See Certain Relationships and Related Transactions, below.

(5)	Address is: 1214 West 6th Street, Suite 200, Austin, Texas

(6)	Address is: 1409 Hardouin Ave., Austin, Texas 78703

(7)	Address is: 401 Carlson Circle, San Marcos, Texas 78666

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2002, a bonus was awarded to Mr. Minch for his performance in 2002, but payment was deferred. In 2007, the Board unanimously approved, and the Company paid, $397,870 in satisfaction of the 2002 bonus award plus accrued interest.

In 2007 and 2008, Value Fund Advisors, LLC (“VFA”) and its affiliates purchased more than 5.5 million shares of common stock directly from the Company pursuant to agreements. The 2008 agreement gives VFA right to recommend up to two individuals for consideration by our nominating committee, for nominations for the Board of Directors through December 31, 2012. VFA has recommended Mr. Chiu (first elected in 2007) and Mr. Gillman for election to the Board, and our nominating committee has nominated them for election at the upcoming meeting. The 2008 stock purchase agreement between VFA and the Company also provides that VFA will not sell any of its stock holdings in the Company prior to December 31, 2012, without the consent of the Company. It also requires Littlefield to file a registration statement with the SEC covering all unregistered shares held by VFA. VFA has further agreed to vote its shares in support of all propositions recommended to the shareholders by Littlefield’s board of directors at annual meetings through December 31, 2012.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

For 2007, our audit committee met three times during the year with our independent auditors. This committee was comprised of Michael Wilfley, Lanny Chiu and Alfred Stanley, three non-employee Directors, and has the responsibility for reviewing the financial condition and accounting controls and determining that all audits and examinations required by law are performed. The committee appoints the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plans and reviews with the independent auditors the results of the audit and management’s response to the audit.

The Board of Directors has determined that Michael Wilfley is an audit committee financial expert, as defined by SEC Regulation S-B, Item 407(d)(5).

The audit committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The audit committee has received from the independent accountants a formal written statement regarding the auditors' independence and has discussed with the independent accountant matters relating to their independence. The audit committee has satisfied themselves as to the auditors' independence. The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 2007 for filing with the Securities and Exchange Commission.

Nominating Committee

Our nominating committee, comprised of Lanny Chiu, Carl Williams and Michael Wilfley, met once during 2007. This committee is responsible for nominating individuals for election to our Board. The nominating committee welcomes recommendations made by our stockholders for individuals to be included in the slate of nominees for election at the annual meeting of stockholders. Any recommendations for the 2008 Annual Meeting of Stockholders should be made in writing addressed to our Board of Directors, 2501 North Lamar Boulevard, Austin, Texas 78705. Under our Certificate of Incorporation, any such recommendations must be delivered to us in writing not less than sixty days prior to the meeting date or, if less than seventy days’ notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure.

The Board of Directors held three meetings during 2007. All of the Directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Compensation Committee

Our compensation committee, comprised of Alfred Stanley, Michael Wilfley and Carl Williams, met once during 2007. The Committee reviews and makes recommendations to the Board of Directors on setting the salaries of the Company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company. We have not adopted a formal committee charter for the committee.

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The audit committee has appointed Padgett Stratemann LLP. as independent auditors to audit the financial statements of the Company for 2008. Our former independent auditors, Sprouse & Anderson, LLP., merged with Padgett Stratemann LLP in November 2007. Sprouse & Anderson served as the independent auditors to audit the Company’s financial statements for the fiscal years ended December 31, 2000 through 2006. Padgett Strateman LLP served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2007.

A representative of Padgett Stratemann LLP. is expected to be present at the meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to any appropriate questions stockholders may have.

An affirmative vote of a majority of the shares of the Company represented at the meeting is required for the ratification of the appointment of the auditors. As required by the Sarbanes-Oxley Act, our audit committee is directly responsible for appointment, compensation, retention and oversight of our independent auditors. We are asking the shareholders to ratify the audit committee’s choice of Padgett Stratemann LLP. as the independent auditors for 2008. If the shareholders fail to ratify the appointment of the auditors, the audit committee will take that into consideration in determining whether to continue the auditing engagement.

Audit Fees

Fees paid to our auditors' firm were comprised of the following:

Financial Statements Audit Fees and Quarterly Review of 10-QSB for 2007 totaled $60,000. In addition, fees totaling $9,775 were incurred in connection various services.

Financial Information Systems Design and Implementation Fees provided in 2007 totaled $0.

All Other Fees, including tax preparation, tax consulting and other accounting services provided in 2007 totaled $30,393.

The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Padgett Stratemann LLP. as the Company’s independent auditors for the 2008 fiscal year. With respect to this vote, abstentions will have the effect of a “no” vote and broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PADGETT STRATEMANN LLP AS INDEPENDENT AUDITORS.

APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 40,000,000 SHARES

As of December 31, 2007, the Company had authorized 20,000,000 shares of $0.001 par value Common stock and had 12,344,139 shares issued with 11,444,060 shares outstanding and 900,079 shares of treasury stock. In March 2008 the Company sold, at a ten percent (10%) premium, 5,190,568 shares of its common stock to an institutional investor for $7,000,000. The shares were issued from the Company’s authorized but unissued shares. Under the Companies Prior Incentive Plans, the number of securities remaining available for future issuance under the Prior Incentive Plans totaled 1,391,474 shares of common stock.

Stockholders are being asked to approve a twenty million shares increase in the number of authorized shares of common stock in order make additional shares available for capital formation by means of equity investments in the Company, as well as to assure that sufficient shares are available to fulfill the terms of our incentive compensation programs for executives and employees. We have no immediate plans to use the increase in authorized shares.

The additional shares of common stock will, if and when issued, be identical to the shares of the Company’s common stock now authorized and outstanding. The increase in authorized shares will not affect the rights of current stockholders, but issuance of the shares could decrease each existing stockholder's proportionate equity ownership.

The additional shares can be issued by the Board without further stockholder action except as required by law or stock exchange regulations. The Board believes that this flexibility is in the best interests of the Company and its stockholders.

An amendment to the Company’s Certificate of Incorporation is required to increase the number of authorized shares. The text of the proposed amendment is attached to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF INCREASE IN AUTORIZED SHARES OF COMMON STOCK TO 40,000,000 SHARES.

ADVISORY VOTE REGARDING COMPENSATION

The Board of Directors seeks your views on the compensation of its President and CEO and its Directors. The Board has determined compensation amounts based upon comparisons of companies giving consideration to company size and responsibility. This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Board will consider the vote of the shareholders on these questions when deciding its future course of action.

The President’s compensation in 2007 was $342,227 as set forth in the Summary Compensation Table and is more fully explained in the Section: Employment Contracts, Termination of Employment and Change in Control Arrangements.

The Director compensation is $20,000 per Director. This is comprised of a $2,000 retainer and a $4,500 per quarter payment, with an anticipated number of four meetings during the year. We reimburse the Directors for travel expenses incurred in connection with attending meetings of the Board and committees. They may also be reimbursed an hourly fee for special projects. The Board has not made a recommendation to the shareholders on how to vote on this question.

PLEASE INDICATE YOUR VOTE TO AGREE OR DISAGREE WITH THE FOLLOWING STATEMENTS ON THE PROXY CARD, OR TO ABSTAIN FROM VOTING:

A. The President & CEO’s total compensation is within 20% of an acceptable amount.

B. The Director total compensation is within 20% of an acceptable amount.

STOCKHOLDER PROPOSALS

No stockholder proposals were submitted for presentation to the stockholders at the upcoming meeting.

Stockholder proposals intended to be presented at the 2009 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy for that meeting must be received by us in writing by no later than December 31, 2008. Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders to be voted on at that meeting, which proposal is not included in our Proxy Statement, must deliver written notice of such proposal to us by no later than sixty days prior to the meeting date or, if less than seventy days’ notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure. If the proposing stockholder fails to deliver written notice of such proposal to us by such date, then the person or persons designated as proxies in connection with our solicitation of proxies shall have the discretionary voting authority to vote the shares of our common stock represented by the proxy cards returned to us in accordance with their judgment on such matters when such proposals are presented at the 2009 Annual Meeting. Any such notice of a stockholder proposal must be made in writing addressed to Secretary, Littlefield Corporation, 2501 North Lamar Boulevard, Austin, Texas 78705.

OTHER MATTERS

The Board of Directors knows of no other business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxy cards in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey L. Minch
President, CEO

Director

April 21, 2008

Littlefield Corporation

2501 North Lamar Boulevard

Austin, Texas 78705

www.littlefield.com

APPENDIX A

AMENDMENT TO ARTICLE 4

OF THE

CERTIFICATE OF INCORPORATION

OF

LITTLEFIELD CORPORATION

4.        The amount of the total authorized capital stock of this corporation is ~~TWENTY MILLION (20,000,000)~~ [FORTY MILLION (40,000,000)] common shares with par value of $0.001.

LITTLEFIELD CORPORATION

2501 N. LAMAR BLVD.

AUSTIN, TX 78705

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by LITTLEFIELD CORPORATION in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LITTLEFIELD CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

LITTLEFIELD CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW
1. To elect members to our Board of Directors. Nominees (1) Jeffrey L. Minch (4) Michael L. Wilfley (2) Carlton R. Williams, Jr. (5) Lanny R. Chiu (3) Alfred T. Stanley (6) Charles M. Gillman	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “for All Except” and write the number(s) of the nominees on the line below. __________________

THTE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS 2 AND 3 BELOW.

Vote on Proposals
				For	Against	Abstain

2. To ratify the appointment of Padgett Strateman & Co. LLP as our independent auditors for 2008.				☐	☐	☐

3. To approve an increase in authorized shares of common stock to 40,000,000.				☐	☐	☐

Adivisory Vote

4. The president and CEO’s total compensation is within 20% of an acceptable amount.				☐	☐	☐

5. The Director total compensation is within 20% of an acceptable amount.				☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, pleas sign in partnership name by authorized person.

Yes No
Please indicate if you plan to attend this meeting. ☐ ☐

_______________________________	______	_______________________________			______
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]			Date

LITTLEFIELD CORPORATION

2501 North Lamar Boulevard

Austin, Texas 78705

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

11:00 AM CDT, May 21, 2008

Littlefield Corporate Headquarters

2501 North Lamar Boulevard

Austin, Texas 78705

The stockholder(s) hereby appoint(s) Jeffrey Minch, as proxy, with the power to appoint (his substitute) and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Littlefield Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, CDT on Wednesday, May 21, 2008, at the Littlefield Corporate Headquarters, 2501 North Lamar Boulevard, Austin, TX 78705, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

The accompanying proxy is solicited by our Board of Directors. Our principal executives offices are located at 2501 North Lamar Blvd., Austin, Texas 78705. This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 21, 2008.

Only holders of record of our common stock at the close of business on March 24, 2008, will be entitled to notice or to vote at the meeting or any adjournment of the meeting. The stock transfer books will remain open.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that those shares are represented at the meeting. If you receive more than one proxy card, it is an indication that those shares are registered in more than one account. Please complete, date and sign each proxy card you receive. You may revoke your proxy at any time before it is voted. If those shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.